UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2016

ACUCELA INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-5513 (Commission File Number)	02-0592619 (IRS Employer Identification No.)

1301 Second Avenue, Suite 4200
Seattle, Washington 98101
(Address of principal executive offices, including zip code)

(206) 805-8300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2016, the compensation committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Acucela Inc. (the “Company”) recommended, and the Board approved, 2015 non-equity incentive plan compensation and 2016 base salaries for the Company’s principal executive officer and principal financial officer. For additional information, please see the section captioned “Executive Compensation—Summary Compensation” regarding the Company’s principal executive officer and the section captioned “Executive Compensation—Executive Employment Arrangements” regarding the Company’s principal financial officer included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 1, 2015.

Name	Title	2015 Non-Equity Plan Compensation	2016 Base Salary
Ryo Kubota	President and Chief Executive Officer	$277,360	$530,491
John Gebhart	Chief Financial Officer	66,752	338,357
Dr. Ryo Kubota and Mr. John Gebhart are eligible to receive bonuses under the Company’s 2016 non-equity incentive plan of up to 60% and 35%, respectively, of their base salary. Dr. Kubota’s bonus is based solely on corporate goals, while Mr. Gebhart’s bonus is based 70% on corporate goals and 30% on individual goals.

Item 8.01	Other Events.
On February 9, 2016, the nominating committee (the “Nominating Committee”) of the Board recommended, and the Board approved, the appointment of Shintaro Asako to the Compensation Committee and the appointment of Shiro Mita to serve as the chairman of the Nominating Committee, replacing Eisaku Nakamura as the chairman. Mr. Nakamura will continue to serve as a member of the Nominating Committee. Following these appointments, the composition of the three standing committees of the Board is as follows:

Audit Committee	Compensation Committee	Nominating Committee
Shintaro Asako (chairman)	Robert Takeuchi (chairman)	Shiro Mita (chairman)
Shiro Mita	Shintaro Asako	Shintaro Asako
	Eisaku Nakamura	Eisaku Nakamura
Robert Takeuchi

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUCELA INC.
Date: February 16, 2016

	By:	/s/ John E. Gebhart
John E. Gebhart
Chief Financial Officer